UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2022

Akoya Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40344	47-5586242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, 6th Floor Marlborough, MA (Address of principal executive offices)	01752 (Zip Code)

(855) 896-8401

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.00001 per share	AKYA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 23, 2022, the Board of Directors (the “Board”) of Akoya Biosciences, Inc. (the “Company”), upon recommendation from the Compensation Committee of the Board (the “Committee”), adopted the Akoya Biosciences, Inc. Executive Severance Plan (the “Plan”), which covers the Company’s Section 16 officers, as determined by the Board.

A Plan participant will receive severance benefits (in addition to any accrued paid time off and base salary through the last day of employment) if his or her employment is terminated involuntarily by the Company other than under circumstances constituting “cause” or due to death or “disability” (as such terms are defined in the Plan), or if his or her employment is terminated by the participant for “good reason,” as defined in the Plan (such involuntary termination, in each case, the “Involuntary Termination”).

If a participant experiences an Involuntary Termination at any time other than during the period that begins three months before a change in control (as defined in the Plan) and ends on the first anniversary of the change in control (such period, the “Protected Period”), then the participant will receive (a) a lump sum severance payment of nine (9) months of the participant’s annual base salary (twelve (12) months in the case of the Chief Executive Officer) as in effect immediately before the Involuntary Termination, and (b) continued payment for the cost of the participant’s premiums for health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for nine (9) months (twelve (12) months in the case of the Chief Executive Officer), in each case subject to the participant’s continued employment through the termination date identified in a termination notice and execution and non-revocation of a release of claims (the “Severance Conditions”).

If a participant experiences an Involuntary Termination during the Protected Period, then the participant will receive, subject to the participant’s satisfaction of the Severance Conditions, (a) a lump sum severance payment of twelve (12) months of the participant’s annual base salary (eighteen (18) months in the case of the Chief Executive Officer) as in effect immediately before the Involuntary Termination, and (b) continued payment for the cost of the participant’s premiums for health continuation coverage under COBRA, for twelve (12) months (eighteen (18) months in the case of the Chief Executive Officer). In addition, any unvested portion of the participant’s equity awards that is subject to a time-based vesting condition and that is outstanding immediately before such Protected Period termination will conditionally vest and become exercisable immediately before termination, subject to the participant’s satisfaction of the Severance Conditions.

The foregoing summary of the Plan is qualified in its entirety by the full text of the Plan, a copy of which is filed with this report as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Akoya Biosciences, Inc. Executive Severance Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2022	Akoya Biosciences, Inc.

	By:	/s/ Brian McKelligon
Brian McKelligon
Chief Executive Officer

3